SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2010

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 4, 2010, Regency Centers Corporation (the “Company”) held an annual meeting of its shareholders to vote on the following proposals:

Proposal One: The board of directors nominated eleven nominees to stand for election at the 2010 meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2011 annual meeting and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes

Martin E. Stein, Jr.	65,213,040	3,966,537	2,310,574

Raymond L. Bank	65,944,464	3,235,113	2,310,574

C. Ronald Blankenship	68,914,202	265,375	2,310,574

A. R. Carpenter	65,943,677	3,235,900	2,310,574

J. Dix Druce	65,943,277	3,236,300	2,310,574

Mary Lou Fiala	65,674,742	3,504,835	2,310,574

Bruce M. Johnson	62,676,349	6,503,228	2,310,574

Douglas S. Luke	65,944,460	3,235,117	2,310,574

John C. Schweitzer	68,467,608	711 ,969	2,310,574

Brian M. Smith	67,906,577	1,273,000	2,310,574

Thomas G. Wattles	68,914,502	265,07	2,310,574

Proposal Two: The board of directors selected the accounting firm of KPMG LLP to serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2010. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the shareholders at the annual meeting. Therefore, in accordance with the voting results listed below, KPMG LLP will serve as the independent registered public accountants for Regency for the current fiscal year ending December 31, 2010.

For	Against	Abstain
71,309,857	178,414	1,879

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

May 6, 2010	By:	/s/ Kathy D. Miller
Kathy D. Miller, Senior Vice President

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